SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2007
WHEELING-PITTSBURGH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50300 (Commission File Number)	55-0309927 (IRS Employer Identification No.)

1134 Market Street, Wheeling, WV (Address of principal executive offices)	26003 (Zip code)
Registrant’s telephone number, including area code: (304) 234-2400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective January 8, 2007, the Employment Agreements dated December 19, 2006 for James P. Bouchard, Chairman and CEO of Wheeling-Pittsburgh Corporation (the “Company”) and Craig T. Bouchard, Vice-Chairman and President of the Company were amended with respect to the grants of stock issued in connection with their annual base compensation for the period commencing January 1, 2007 through December 31, 2008. Each amendment provides that restricted stock will be granted on January 9, 2007 for the 24-month period from January 1, 2007 through December 31, 2008 based on each employee’s annual base salary for such period. The valuation of such restricted stock was based upon the closing price of the Company’s common stock as of January 8, 2007. The restrictions will lapse in equal portions on the end of each quarter in arrears if the employee is employed on the last day of the quarter except to the extent that the employee is involuntarily terminated without cause or terminates his employment for good reason, a pro rata lapse of restrictions shall be made for the time period between the end of the previous quarter and the date of the termination.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELING-PITTSBURGH CORPORATION
	By:	/s/ David A. Luptak
Dated: January 12, 2007		David A. Luptak Executive Vice President

2